EXHIBIT 5.1

               [ Letterhead of Bodman, Longley & Dahling LLP ]

                        BODMAN, LONGLEY & DAHLING LLP
                     34th Floor, 100 Renaissance Center
                           Detroit, Michigan 48243
                                (313) 259-7777
                              FAX (313) 393-7579



                              September 13, 1996

Metropolitan Realty Company, L.L.C
535 Griswold, Suite 748
Detroit, MI  48226

        Re:    Metropolitan Realty Company, L.L.C.
               Form S-11 Registration Statement
               Registration No. 33-99696

Gentlemen:

        We are acting as your counsel in connection with your proposed offering of a minimum of $25,000,000 and a maximum of $50,000,000 of Class B Membership Interests of Metropolitan Realty Company, L.L.C. pursuant to the terms of the above registration statement (the "Registration Statement").

        It is our opinion that the Class B Membership Interests, when issued in accordance with the terms of the Registration Statement, will be fully paid and non-assessable and will constitute legally and validly issued and duly authorized Class B Membership Interests of Metropolitan Realty Company, L.L.C.

        We consent to the inclusion of our name in the Registration Statement under the caption "Legal Matters".

                                            Very truly yours,

                                            BODMAN, LONGLEY & DAHLING LLP

                                            By: /s/ F. Thomas Lewand
                                                ---------------------------
                                                F. Thomas Lewand, a partner